Exhibit 99.1

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

Highlights:

•

Second-quarter 2009 GAAP net earnings from continuing operations attributable to common shareholders of $25.2 million or $0.12 per diluted share vs. $145.1 million or $0.68 per diluted share in the second quarter of 2008

•

Second-quarter 2009 non-GAAP net earnings attributable to common shareholders of $76.3 million or $0.37 per diluted share compared to $156.4 million or $0.73 per diluted share in the second quarter of 2008

•	Year-to-date cash flow from operations of $851 million, an increase of $478 million from the first six months of 2008

CHICAGO, August 5, 2009 – R.R. Donnelley & Sons Company (NASDAQ:RRD) today reported second-quarter net earnings from continuing operations attributable to common shareholders of $25.2 million or $0.12 per diluted share on net sales of $2.4 billion compared to net earnings from continuing operations attributable to common shareholders of $145.1 million or $0.68 per diluted share on net sales of $2.9 billion in the second quarter of 2008. The second-quarter net earnings from continuing operations attributable to common shareholders included pre-tax charges for restructuring ($40.1 million) and impairment ($8.1 million) totaling $48.2 million as well as acquisition-related expenses of $1.4 million in 2009 and for restructuring ($15.8 million) and impairment ($0.4 million) totaling $16.2 million in 2008. Substantially all of the restructuring charges in both the second quarter of 2009 and the second quarter of 2008 were associated with the reorganization of certain operations and the exiting of certain business activities. The Company’s effective tax rate increased to 64.6% in the second quarter of 2009 from 33.5% in the second quarter of 2008 reflecting the Company’s expectation of a higher full-year effective tax rate in 2009. The higher full-year tax rate is primarily driven by the impact of foreign restructuring and impairment charges on which the Company does not expect to realize tax benefits at a rate equivalent to the U.S. statutory tax rate.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $76.3 million or $0.37 per diluted share in the second quarter of 2009 compared to $156.4 million or $0.73 per diluted share in the second quarter of 2008. Second-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges for both years, acquisition-related expenses in 2009 and income from discontinued operations in 2008. For non-GAAP comparison purposes, the effective tax rate increased to 37.5% in the second quarter of 2009 from 33.3% in the second quarter of 2008 primarily due to the loss of tax benefits in certain foreign tax jurisdictions in 2009. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached tables.

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

“We continued to be impacted by the global economic recession during the second quarter, as most of the end-markets that we serve experienced reduced demand. The pace of decline was similar to that which we experienced during the first quarter and consistent with our expectations,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “During the first six months of 2009, our focused management of costs and working capital has resulted in cash flow from operations of over $850 million, an increase of nearly $480 million from the prior year.”

Quinlan added, “We are focused on maximizing cash flow and maintaining liquidity. Despite the challenging operating environment, over the past 12 months we have reduced our debt level by nearly $800 million and ended the second quarter of 2009 with available liquidity of $2.4 billion.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.4 billion, down 19.4% from the second quarter of 2008 including a 3.0% negative impact from changes in foreign exchange rates. The remaining decrease was caused by volume declines and continued price pressures across most products and services due to the global economic slowdown. Gross margin decreased to 25.4% in the second quarter of 2009 from 26.7% in the second quarter of 2008 due to price and volume declines and lower by-products recovery, offset in part by the benefits of our continued productivity efforts and lower variable compensation expense. SG&A expense as a percentage of net sales in the second quarter of 2009 increased to 11.6% from 11.1% in the second quarter of 2008 as the impact of the net sales decline and higher acquisition-related expenses more than offset the benefit of productivity efforts. Operating margin, which was negatively impacted by charges for restructuring and impairment of $48.2 million in the second quarter of 2009 and $16.2 million in the second quarter of 2008, as well as acquisition-related expenses of $1.4 million in the second quarter of 2009, decreased to 5.7% in the second quarter of 2009 from 9.5% in the second quarter of 2008.

Excluding charges for restructuring and impairment and acquisition-related expenses, the non-GAAP operating margin in the second quarter of 2009 decreased to 7.8% from 10.0% in the second quarter of 2008, as the benefits from our productivity efforts and lower expense for variable compensation were more than offset by volume and price declines.

Segments

Net sales for the U.S. Print and Related Services segment in the quarter decreased 17.6% to $1.8 billion from the second quarter of 2008 due to volume and price declines across all products and services. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $26.0 million in the second quarter of 2009 and $3.9 million in the second quarter of 2008, decreased to 7.8% in the second quarter of 2009 from 13.1% in the second quarter of 2008. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin decreased to 9.2% in the second quarter of 2009 from 13.3% in the second quarter of 2008, as the impact of volume and price declines and lower by-products recovery were only partially offset by the benefits of continued productivity efforts and lower variable compensation expense.

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

Net sales for the International segment in the quarter decreased 24.6% to $574.4 million from the second quarter of 2008 including an 11.4% negative impact from changes in foreign exchange rates. The remaining decrease was caused by volume declines in most product lines and price pressure in Europe and Asia. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $20.9 million in the second quarter of 2009 and restructuring charges of $9.2 million in the second quarter of 2008, decreased to 4.0% in the second quarter of 2009 from 5.1% in the second quarter of 2008. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 7.6% in the second quarter of 2009 from 6.3% in the second quarter of 2008 as favorable changes in foreign exchange rates, the elimination of amortization expense on certain intangible assets that were impaired in the fourth quarter of 2008, the benefits of continued productivity efforts and lower variable compensation expense more than offset the impact of volume and price declines.

Unallocated Corporate operating expense decreased to $26.4 million in the second quarter of 2009 from $44.7 million in the second quarter of 2008. Excluding restructuring charges of $1.3 million and acquisition-related expenses of $1.4 million in the second quarter of 2009 and restructuring and impairment charges of $3.1 million in the second quarter of 2008, Corporate operating expense decreased $17.9 million to $23.7 million in the second quarter of 2009, primarily due to lower LIFO inventory provisions, continued cost controls and lower variable compensation expense.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its second-quarter results today, Wednesday, August 5, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http://www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 16853367.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 144 years ago, the company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to leading clients in virtually every private and public sector. For more information, visit the company’s web site at http://www.rrdonnelley.com

Contact Information

Investors:	Media:
Dan Leib	Doug Fitzgerald
SVP, Treasurer	EVP, Communications
312.326.7710	630.322.6830
dan.leib@rrd.com	doug.fitzgerald@rrd.com

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of June 30, 2009 and December 31, 2008

(UNAUDITED)

(In millions, except per share data)

	June 30, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$470.9	$324.0
Restricted cash equivalents	0.2	7.9
Receivables, less allowance for doubtful accounts	1,694.7	1,903.2
Income taxes receivable	41.2	189.4
Inventories	524.9	695.7
Prepaid expenses and other current assets	106.0	104.6
Deferred income taxes	52.5	56.2

Total Current Assets	2,890.4	3,281.0

Property, plant and equipment - net	2,398.4	2,564.0
Goodwill	2,449.0	2,425.9
Other intangible assets - net	795.8	831.1
Other noncurrent assets	395.2	392.3

Total Assets	$8,928.8	$9,494.3

Liabilities
Current Liabilities
Accounts payable	$768.7	$767.6
Accrued liabilities	760.5	795.7
Short-term and current portion of long-term debt	517.4	923.5

Total Current Liabilities	2,046.6	2,486.8

Long-term debt	3,103.5	3,203.3
Pension liability	484.7	491.5
Postretirement benefit obligations	296.6	291.9
Deferred income taxes	256.4	260.9
Other noncurrent liabilities	419.4	418.0

Total Liabilities	6,607.2	7,152.4

Equity
Shareholders’ equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2009 and 2008
Additional paid-in capital	2,899.6	2,885.7
Retained earnings	836.2	903.8
Accumulated other comprehensive loss	(547.8)	(580.7)
Treasury stock, at cost, 37.3 shares in 2009 (2008 - 37.2 shares)	(1,195.5)	(1,194.0)

Total shareholders’ equity	2,296.2	2,318.5
Noncontrolling Interests	25.4	23.4

Total Equity	2,321.6	2,341.9

Total Liabilities and Equity	$8,928.8	$9,494.3

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2009 and 2008

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended June 30,						Six Months Ended June 30,
	2 0 0 9 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 9 NON-GAAP	2 0 0 8 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 8 NON-GAAP	2 0 0 9 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 9 NON-GAAP	2 0 0 8 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 8 NON-GAAP
Net sales	$2,355.6	$—	$2,355.6	$2,923.6	$—	$2,923.6	$4,811.2	$—	$4,811.2	$5,920.7	$—	$5,920.7

Cost of sales (exclusive of depreciation and amortization shown below)	1,756.3	—	1,756.3	2,143.5	—	2,143.5	3,639.1	—	3,639.1	4,361.7	—	4,361.7
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	272.4	(1.4)	271.0	323.3	—	323.3	555.6	(1.4)	554.2	668.0	—	668.0
Restructuring and impairment charges	48.2	(48.2)	—	16.2	(16.2)	—	102.4	(102.4)	—	23.1	(23.1)	—
Depreciation and amortization	143.7	—	143.7	164.2	—	164.2	291.7	—	291.7	321.8	—	321.8

Total operating expenses	2,220.6	(49.6)	2,171.0	2,647.2	(16.2)	2,631.0	4,588.8	(103.8)	4,485.0	5,374.6	(23.1)	5,351.5

Income from continuing operations	135.0	49.6	184.6	276.4	16.2	292.6	222.4	103.8	326.2	546.1	23.1	569.2

Interest expense - net	60.0	—	60.0	57.8	—	57.8	119.1	—	119.1	114.8	—	114.8
Investment and other income (expense) - net	(1.0)	—	(1.0)	3.4	—	3.4	(1.3)	—	(1.3)	8.0	—	8.0

Net earnings from continuing operations before income taxes	74.0	49.6	123.6	222.0	16.2	238.2	102.0	103.8	205.8	439.3	23.1	462.4

Income tax expense	47.8	(1.5)	46.3	74.4	4.9	79.3	59.4	17.4	76.8	109.8	45.3	155.1

Net earnings from continuing operations	26.2	51.1	77.3	147.6	11.3	158.9	42.6	86.4	129.0	329.5	(22.2)	307.3

Income from discontinued operations - net of tax	—	—	—	1.2	(1.2)	—	—	—	—	1.7	(1.7)	—

Net earnings	26.2	51.1	77.3	148.8	10.1	158.9	42.6	86.4	129.0	331.2	(23.9)	307.3

Less: (Income) loss attributable to noncontrolling interests	(1.0)	—	(1.0)	(2.5)	—	(2.5)	(3.5)	—	(3.5)	(2.4)	—	(2.4)

Net earnings attributable to common shareholders	$25.2	$51.1	$76.3	$146.3	$10.1	$156.4	$39.1	$86.4	$125.5	$328.8	$(23.9)	$304.9

Earnings per share attributable to common shareholders
Basic:
Net earnings from continuing operations	$0.12		$0.37	$0.68		$0.74	$0.19		$0.61	$1.53		$1.43
Income from discontinued operations, net of tax	—		—	0.01		—	—		—	0.01		—

Net earnings attributable to common shareholders	$0.12		$0.37	$0.69		$0.74	$0.19		$0.61	$1.54		$1.43

Diluted:
Net earnings from continuing operations	$0.12		$0.37	$0.68		$0.73	$0.19		$0.61	$1.53		$1.43
Income from discontinued operations, net of tax	—		—	0.01		—	—		—	0.01		—

Net earnings attributable to common shareholders	$0.12		$0.37	$0.69		$0.73	$0.19		$0.61	$1.54		$1.43

Weighted average common shares outstanding:
Basic	205.2		205.2	212.3		212.3	205.2		205.2	213.4		213.4
Diluted	207.7		207.7	212.9		212.9	207.2		207.2	213.9		213.9
Amounts attributable to common shareholders
Net earnings from continuing operations	$25.2	$51.1	$76.3	$145.1	$11.3	$156.4	$39.1	$86.4	$125.5	$327.1	$(22.2)	$304.9
Income from discontinued operations, net of tax	—	—	—	1.2	(1.2)	—	—	—	—	1.7	(1.7)	—

Net earnings attributable to common shareholders	$25.2	$51.1	$76.3	$146.3	$10.1	$156.4	$39.1	$86.4	$125.5	$328.8	$(23.9)	$304.9

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$135.0	5.7%	$25.2	$0.12	$276.4	9.5%	$146.3	$0.69

Non-GAAP adjustments:
Restructuring and impairment charges (1)	48.2	2.0%	50.2	0.25	16.2	0.5%	11.3	0.05
Acquisition-related expenses (2)	1.4	0.1%	0.9	—	—	—	—	—
Income from discontinued operations (3)	—	—	—	—	—	—	(1.2)	(0.01)

Total Non-GAAP adjustments	49.6	2.1%	51.1	0.25	16.2	0.5%	10.1	0.04

Non-GAAP measures	$184.6	7.8%	$76.3	$0.37	$292.6	10.0%	$156.4	$0.73

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended June 30, 2009 and 2008 were affected by the following restructuring and impairment charges:

	2009	2008
Employee termination costs (a)	$24.8	$10.3
Lease termination and other facility closure costs	15.3	5.5

Total restructuring expense	40.1	15.8
Impairment charges (b)	8.1	0.4

Total restructuring and impairment charges	$48.2	$16.2

(a)    employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.

(b)    impairment charges related to the impairment of other long-lived assets.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with current year acquisitions completed or contemplated.
(3)	Net income from discontinued operations: The net income from discontinued operations for the three months ended June 30, 2008 reflects the reversal of a deferred tax liability for the Company’s former package logistics business.

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$222.4	4.6%	$39.1	$0.19	$546.1	9.2%	$328.8	$1.54

Non-GAAP adjustments:
Restructuring and impairment charges (1)	102.4	2.1%	85.5	0.42	23.1	0.4%	15.8	0.07
Acquisition-related expenses (2)	1.4	0.1%	0.9	—	—	—	—	—
Income tax adjustments (3)	—	—	—	—	—	—	(38.0)	(0.17)
Income from discontinued operations (4)	—	—	—	—	—	—	(1.7)	(0.01)

Total Non-GAAP adjustments	103.8	2.2%	86.4	0.42	23.1	0.4%	(23.9)	(0.11)

Non-GAAP measures	$326.2	6.8%	$125.5	$0.61	$569.2	9.6%	$304.9	$1.43

(1)	Restructuring and impairment charges (pre-tax): Operating results for the six months ended June 30, 2009 and 2008 were affected by the following restructuring and impairment charges:

	2009	2008
Employee termination costs (a)	$63.8	$15.0
Lease termination and other facility closure costs	17.7	6.0

Total restructuring expense	81.5	21.0
Total impairment charges (b)	20.9	2.1

Total restructuring and impairment charges	$102.4	$23.1

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	impairment charges related to the impairment of other long-lived assets.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with current year acquisitions completed or contemplated.
(3)	Income tax adjustments: Net earnings for the six months ended June 30, 2008 were affected by a $38 million reversal of reserves for uncertain tax positions.
(4)	Net income from discontinued operations: The net income from discontinued operations for the six months ended June 30, 2008 reflects the reversal of a deferred tax liability for the Company’s former package logistics business.

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended June 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended June 30, 2009
Net sales	$1,781.2	$574.4	$—	$2,355.6
Operating expense	1,642.7	551.5	26.4	2,220.6

Operating income (loss)	138.5	22.9	(26.4)	135.0
Operating margin %	7.8%	4.0%	nm	5.7%

Non-GAAP Adjustments
Restructuring charges	21.1	17.7	1.3	40.1
Impairment charges	4.9	3.2	—	8.1
Acquisition-related expenses	—	—	1.4	1.4

Total Non-GAAP adjustments	26.0	20.9	2.7	49.6

Non-GAAP income (loss) from continuing operations	$164.5	$43.8	$(23.7)	$184.6
Non-GAAP operating margin %	9.2%	7.6%	nm	7.8%

Depreciation and amortization	104.7	30.7	8.3	143.7
Capital expenditures	19.0	12.8	5.4	37.2

Three Months Ended June 30, 2008
Net sales	$2,161.6	$762.0	$—	$2,923.6
Operating expense	1,879.0	723.5	44.7	2,647.2

Operating income (loss)	282.6	38.5	(44.7)	276.4
Operating margin %	13.1%	5.1%	nm	9.5%

Non-GAAP Adjustments
Restructuring charges	3.9	9.2	2.7	15.8
Impairment charges	—	—	0.4	0.4

Total Non-GAAP adjustments	3.9	9.2	3.1	16.2

Non-GAAP income (loss) from continuing operations	$286.5	$47.7	$(41.6)	$292.6
Non-GAAP operating margin %	13.3%	6.3%	nm	10.0%

Depreciation and amortization	109.2	44.8	10.2	164.2
Capital expenditures	53.6	26.4	5.5	85.5

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Six Months Ended June 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Six Months Ended June 30, 2009
Net sales	$3,688.6	$1,122.6	$—	$4,811.2
Operating expense	3,435.7	1,083.2	69.9	4,588.8

Operating income (loss)	252.9	39.4	(69.9)	222.4
Operating margin %	6.9%	3.5%	nm	4.6%

Non-GAAP Adjustments
Restructuring charges	45.4	31.6	4.5	81.5
Impairment charges	13.3	7.6	—	20.9
Acquisition-related expenses	—	—	1.4	1.4

Total Non-GAAP adjustments	58.7	39.2	5.9	103.8

Non-GAAP income (loss) from continuing operations	$311.6	$78.6	$(64.0)	$326.2
Non-GAAP operating margin %	8.4%	7.0%	nm	6.8%

Depreciation and amortization	212.4	61.0	18.3	291.7
Capital expenditures	54.7	29.0	8.4	92.1

Six Months Ended June 30, 2008
Net sales	$4,402.3	$1,518.4	$—	$5,920.7
Operating expense	3,853.0	1,431.0	90.6	5,374.6

Operating income (loss)	549.3	87.4	(90.6)	546.1
Operating margin %	12.5%	5.8%	nm	9.2%

Non-GAAP Adjustments
Restructuring charges	7.5	12.0	1.5	21.0
Impairment charges	1.7	—	0.4	2.1

Total Non-GAAP adjustments	9.2	12.0	1.9	23.1

Non-GAAP income (loss) from continuing operations	$558.5	$99.4	$(88.7)	$569.2
Non-GAAP operating margin %	12.7%	6.5%	nm	9.6%

Depreciation and amortization	213.5	87.7	20.6	321.8
Capital expenditures	101.3	47.6	8.5	157.4

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2009 and 2008

IN MILLIONS

(UNAUDITED)

	2009	2008
Operating Activities

Net earnings	$42.6	$331.2
Income from discontinued operations	—	(1.7)
Adjustment to reconcile net earnings to cash provided by operating activities	367.5	314.3
Changes in operating assets and liabilities	440.6	(270.3)

Net cash provided by operating activities of continuing operations	850.7	373.5
Net cash used in operating activities of discontinued operations	—	(0.8)

Net cash provided by operating activities	850.7	372.7

Net cash used in investing activities	$(112.4)	$(197.0)

Net cash used in financing activities	$(615.8)	$(136.3)

Effect of exchange rate on cash and cash equivalents	24.4	16.9

Net increase in cash flows and cash equivalents	$146.9	$56.3

Cash and cash equivalents at beginning of period	324.0	379.0

Cash and cash equivalents at end of period	$470.9	$435.3

Supplemental non-cash disclosure:

Use of restricted cash to fund obligations associated with deferred compensation plans	$0.2	$24.2

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended June 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended June 30, 2009
U.S. Print and Related Services	$1,781.2	$—	$1,781.2
International	574.4	—	574.4

Consolidated	$2,355.6	$—	$2,355.6

Three Months Ended June 30, 2008
U.S. Print and Related Services	$2,161.6	$—	$2,161.6
International	762.0	6.9	768.9

Consolidated	$2,923.6	$6.9	$2,930.5

Net sales change
U.S. Print and Related Services	-17.6%		-17.6%
International	-24.6%		-25.3%
Consolidated	-19.4%		-19.6%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2009 and 2008 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods. As shown above, there was no impact on net sales during the three months ended June 30, 2009.

For the three months ended June 30, 2008, the adjustment for net sales of acquired businesses reflects the net sales of PROSA (acquired January 2, 2009).

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Six Months Ended June 30, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Six Months Ended June 30, 2009
U.S. Print and Related Services	$3,688.6	$—	$3,688.6
International	1,122.6	—	1,122.6

Consolidated	$4,811.2	$—	$4,811.2

Six Months Ended June 30, 2008
U.S. Print and Related Services	$4,402.3	$23.6	$4,425.9
International	1,518.4	12.1	1,530.5

Consolidated	$5,920.7	$35.7	$5,956.4

Net sales change
U.S. Print and Related Services	-16.2%		-16.7%
International	-26.1%		-26.7%
Consolidated	-18.7%		-19.2%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2009 and 2008 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods. As shown above, there was no impact on net sales during the six months ended June 30, 2009.

For the six months ended June 30, 2008, the adjustment for net sales of acquired businesses reflects the net sales of Pro Line Printing, Incorporated (acquired March 14, 2008) and PROSA (acquired January 2, 2009).

RR DONNELLEY REPORTS SECOND-QUARTER 2009 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of June 30, 2009 and June 30, 2008

$ IN MILLIONS

(UNAUDITED)

	June 30, 2009	June 30, 2008
Total Liquidity (1)
Cash (2)	$470.9	$435.3
Committed Credit Facility (“Facility”) (3)	2,000.0	2,000.0

	2,470.9	2,435.3
Usage
Commercial paper	—	486.7
Borrowings under Facility	—	300.0
Letters of credit outstanding under Facility	33.1	35.4

	33.1	822.1

Net Available Liquidity	$2,437.8	$1,613.2

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 84% of the cash as of June 30, 2009 and 90% of the cash as of June 30, 2008 was located outside the U.S.; permanent repatriation to the U.S. may be taxable.
(3)	$2 billion committed credit facility maturing on January 6, 2012.